Exhibit 10.1

October 31, 2022

Exicure, Inc.
2430 N. Halsted St.
Chicago, IL 60614

Re: Securities Purchase Agreement

To Whom It May Concern:

Reference is made to the Securities Purchase Agreement (the “Agreement”), dated as of September 26, 2022, by and between Exicure, Inc. (the “Company”) and CBI USA, Inc. (the “Purchaser”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

In connection with the transaction contemplated by the Agreement, the Purchaser would like to confirm and clarify certain agreements with the Company.

With respect to director designation rights provided by Section 4.2 of the Agreement, the parties will reasonably cooperate to determine the composition of the Board as of the Closing and agree that, so long as the Purchaser has not sold any shares of Common Stock causing it to not hold a majority of outstanding shares of Common Stock as of the Closing, the Purchaser Designees will constitute a majority of the Board as of immediately after the Closing. The parties further agree that the director designation rights provided by Section 4.2 may be exercised by Purchaser acting together with its Affiliates and any “group” (within the meaning of Rule 13d-5 under the Exchange Act) of which it or they are then a member, with the number of Purchaser Designees proportional to the beneficial ownership of Purchaser and its Affiliates and any such group. For the purposes of clarity, it is the parties’ intentions that any director designation rights provided by Section 4.2 of the Agreement will be in compliance with Nasdaq Listing Rule 5640 (the “Voting Rights Rule”).

In addition, the Company will keep the Purchaser reasonably informed as to the nature of its communications with Nasdaq with respect to the Company’s plan to regain compliance with Nasdaq’s continued listing standards or any discussions with Nasdaq that would reasonably be expected to impact the Company’s ability to satisfy the closing condition set forth in Section 5.1(d) of the Agreement. The Company will use its reasonable best efforts to ensure the Company (1) is listed on Nasdaq at the time of the Closing and (2) achieves material compliance with Nasdaq’s continued listing standards immediately after giving effect to the Closing.

[Signature page follows]

Please acknowledge your agreement with the foregoing by signing this letter agreement where indicated below.
     Sincerely,

CBI USA, Inc.

By: /s/ Kyungwon Oh
Name: Kyungwon Oh
Title: Chief Executive Officer

Accepted and agreed to as
of the date set forth above:

Exicure, Inc.

By: /s/ Matthias Schroff
Name: Matthias Schroff
Title: Chief Executive Officer

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